ASIA GLOBAL HOLDINGS CORP.
A Nevada corporation

WRITTEN CONSEN TO ACTION
WITHOUT A MEETING
BY THE
BOARD OF DIRECTORS

We, the undersigned, being the sole members of the Board of Directors of Asia Global Holdings Corp., hereby adopt the following recitals and resolutions by their written consent thereto, effective as of November 17, 2008, hereby waiving all notice of and the holding of a meeting of the directors to act upon such resolutions.

RESOLVED, on August 18, 2006 the Company entered into an Employment Agreement with Michael Mak as President and Chief Executive Officer of the Company for a term of five years; and

RESOLVED FURTHER, as part of the Employment Agreement, Mr. Mak was given 500,000 shares of the Corporation’s Services A Convertible Preferred Stock (“Series A shares”); and

RESOLVED FURTHER, as of November 17, 2008, Mr. Mak has converted 100,000 shares of the Series A shares into 20,000,000 144 Restricted shares of the Corporation’s Common Stock. Further, Mr. Mak has a balance of 400,000 shares of Series A Shares; and

RESOLVED FURTHER, on October 29, 2008, the Company accepted Mr. Mak’s resignation as President, Chief Executive Officer and member of the Board of Directors due to health reasons; and

RESOLVED FURTHER, Mr. Mak has surrendered 150,000 shares of the Series A Shares he has received for cancellation by the Corporation, which will leave Mr. Mak with a balance of 250,000 shares of Series A Shares; and

RESOLVED FURTHER, the Officers of the Corporation are hereby authorized and directed to file the appropriate documents with the SEC and contact the Transfer Agent to have the shares cancelled; and

RESOLVED FURTHER, the Officers of the Corporation are hereby authorized and directed to take any further actions necessary to implement the purpose of the resolutions stated herein above; and

RESOLVED FURTHER, the Secretary of the Corporation is hereby instructed to place a copy of these minutes in the Minute Book of the Corporation.

This consent is executed pursuant to the Revised Corporate Codes of Nevada.

/s/ John Leper
__________________________
John Leper, Director

/s/ Hin Lee Kwong
__________________________
Hin Lee Kwong, Director